Exhibit 10.9

                                 XL CAPITAL LTD
                       NONSTATUTORY STOCK OPTION AGREEMENT

                       [Nonemployee Director Renewal Form]

                  THIS AGREEMENT, made and entered into as of the date of the ____ day of __________, 200_, by and between XL Capital Ltd, a Cayman Islands corporation (the "Company"), and ______________ (the "Director");

                                   WITNESSETH:

                  WHEREAS, the interest of the Company will be advanced by granting an incentive to nonemployee directors and by encouraging and enabling them to acquire stock ownership in the Company and assuring a close identity of their interests with those of the Company; and

                  WHEREAS, pursuant to the provisions of the 1991 Performance Incentive Program (the "Program") of the Company, the Committee (as defined in the Program) has authorized and directed the execution and delivery of this Agreement in the name of and on behalf of the Company;

                  NOW THEREFORE, the parties hereto agree as follows:

                  a. Subject and pursuant to all terms and conditions stated in this Agreement and in the Program, which is incorporated by reference into this Agreement and made a part hereof as though herein fully set forth, the Company hereby grants on the date set forth above to the Director the right and option to purchase all or any part of the aggregate number of Ordinary Shares of the Company set forth below, to be issued or transferred as provided in the Program at the option price per share set forth below. This option shall not be treated as an incentive stock option as defined in Section 422 of the Code.

                  Option to purchase ______________ shares, for _____________
per share.

                  The option granted hereunder shall be fully exercisable on the date of grant and shall expire on _________.(1)

---------------------------------
(1)    Insert the date of the tenth anniversary of grant of the original option.
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Exercisability of the option shall not be dependent upon the Director's continuing service on the Board.

                  b. The option herein granted may be exercised in whole or in part by the Director giving written notice of exercise to the Treasurer of the Company stating the number of shares with respect to which the option is being exercised, in the form prescribed by the Treasurer, duly signed by the Director. Such exercise shall be effective upon (1) receipt of such written notice by the Treasurer and (2) payment in full to the Company of the option price.

                  c. Notwithstanding any provision in this Agreement or the Program to the contrary, in the event the Director fails to continue to be the beneficial owner of at least _______ of the Shares received on exercise of the option to purchase _______ Shares granted to the Director on ____________ for at least two years following such exercise, (i) this option shall terminate in full immediately upon the disposition of beneficial ownership of any of such Shares, and (ii) if the Director has exercised all or any portion of this option prior to such a disposition of beneficial ownership of such Shares, the Director shall immediately upon such disposition return to the Company, in cash, an amount equal to the excess of the fair market value of the Shares received on exercise of this option (determined at the time of exercise) over the exercise price.

                  d. The Director shall have no rights as a shareholder with respect to any Ordinary Shares subject to this option prior to the date of issuance to such Director of a certificate or certificates for such shares.

                  e. The option herein granted may be assigned or otherwise transferred only in the following circumstances: (i) by will or the laws of descent and distribution; (ii) by valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee; or (iii) by the Director to members of his or her "immediate family," to a trust established for the exclusive benefit of solely one or more members of the Director's "immediate family" and/or the Director, or to a partnership pursuant to which the only partners are one or more members of the Director's "immediate family" and/or the Director. Any option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the option immediately prior to the transfer, except that the option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Director's
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children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

                  f. This Agreement shall be binding upon and inure to the benefit of the Company and the Director and their respective heirs, representatives and successors.

                  g. The Director, by execution of this Agreement, acknowledges receipt of the option granted on the date shown above, as well as a copy of the Program.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the date of grant set forth above.

ATTEST:                                          XL CAPITAL LTD



_______________________                          By:_________________________
WITNESS:



_______________________                          ____________________________
                                                 [Name of Director]